           As Filed With the Securities and Exchange Commission on July 23, 2001
                                                     Registration No. 333-
============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549
                                  _____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                           PACIFIC MERCANTILE BANCORP
             (Exact name of registrant as specified in its charter)

                California                           33-0898238
      ------------------------------      -----------------------------------
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

              949 South Coast Drive, Costa Mesa, California 92626
              (Address of Principal Executive Offices) (Zip Code)
                               __________________

                  AMENDED AND RESTATED 1999 STOCK OPTION PLAN
                           (Full title of the plans)
                              ___________________

                              Raymond E. Dellerba
                     President and Chief Executive Officer
              949 South Coast Drive, Costa Mesa, California 92626
                    (Name and address of agent for service)

                                 (714) 438-2500
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Ben A. Frydman, Esq.
          Stradling Yocca Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                               Proposed Maximum
 Title of Securities    Amount to be             Proposed Maximum                 Aggregate             Amount of
   to be Registered     Registered               Offering Price Per Share       Offering Price       Registration Fee
==========================================================================================================================
Common Stock, without   1,248,230 shares(1)               $6.64                   $8,288,248(2)             $2,072.10
 par value
==========================================================================================================================

(1) Plus such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution adjustment provisions of Registrant's Amended and Restated 1999 Stock Option Plan.

(2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market System for the Common Stock on July 20, 2001, which was $6.64 per share.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b) The Registrant's Quarterly Report on Form 10Q for the fiscal quarter ended March 31, 2001

     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal quarter covered by the document referred to in Paragraph (b) above; and

     (d) The description of the Registrant's Common Stock contained under the heading "Description of Capital Stock" in Amendment No. 3 to Registrant's Registration Statement on Form S-1 (File No. 333-33452) filed with the Securities and Exchange Commission on June 13, 2000.

     (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to shareholders or other document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain of the shareholders of the law firm of Stradling Yocca Carlson & Rauth, a Professional Corporation, which has provided legal services to Registrant since 1999 and issued the opinion of counsel included as Exhibit 5.1 hereto, own an aggregate of 12,500 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     (a) As permitted by the California General Corporation Law, the Registrant's Articles of Incorporation eliminate the liability of directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the California General Corporation Law.

     (b) The Registrant's Bylaws provide that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the California General Corporation Law.

     (c) The Registrant's Bylaws also give the Registrant the ability to enter into indemnification agreements with each of its directors and officers. The Registrant has entered into indemnification agreements with each of its directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:

     Number                  Description
     ------                  -----------

      4.1           Amended and Restated 1999 Stock Option Plan.

      5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

     23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

     23.2 Consent of Grant Thornton LLP, independent certified public accountants

     23.3 Consent of Arthur Andersen LLP, independent certified public accountants

     24.1 Power of Attorney (included on signature page to this Registration Statement).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
         --------  -------
apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, California, on the 20th day of July 2001.

                           PACIFIC MERCANTILE BANCORP

                        By:     /s/  RAYMOND E. DELLERBA
                           --------------------------------------------
                                Raymond E. Dellerba,
                                President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Pacific Mercantile Bancorp, do hereby constitute and appoint Raymond E. Dellerba, John McCauley and Daniel
L. Erickson, and each of them, individually, our true and lawful attorneys-in-fact and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorney and agent, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                          Title                                 Date
--------------------------------------------  -------------------------------------------------  -----------------------
   /s/ RAYMOND E. DELLERBA                     President, Chief Executive Officer and Director        July 20, 2001
--------------------------------------------
   Raymond E. Dellerba

   /s/ DANIEL L. ERICKSON                               Executive Vice-President and                  July 20, 2001
--------------------------------------------
   Daniel L. Erickson                                      Chief Financial Officer
                                                (Principal Financial and Accounting Officer)

   /s/ JOHN J. McCAULEY                                           Director                            July 20, 2001
--------------------------------------------
   John J. McCauley

   /s/ GEORGE H. WELLS                                            Director                            July 20, 2001
--------------------------------------------
   George H. Wells

   /s/ RONALD W. CHRISLIP                                         Director                            July 20 2001
--------------------------------------------
   Ronald W. Chrislip

   /s/ JULIA M. DIGIOVANNI                                        Director                            July 20, 2001
--------------------------------------------
   Julia M. DiGiovanni

   /s/ WARREN T. FINLEY                                           Director                            July 20, 2001
--------------------------------------------
   Warren T. Finley

   /s/ JOHN THOMAS                                                Director                            July 20, 2001
--------------------------------------------
   John Thomas

   /s/ ROBERT E. WILLIAMS                                         Director                            July 20, 2001
--------------------------------------------
     Robert E. Williams

                                 EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement:

                                                                                                   Page
    Number                                           Description                                  Number
--------------  -------------------------------------------------------------------------------  ---------

     4.1        Amended and Restated 1999 Stock Option Plan

     5.1        Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation

     23.1       Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation
                           (included in the Opinion filed as Exhibit 5.1)

     23.2       Consent of Grant Thornton LLP, independent certified public accountants

     23.3       Consent of Arthur Andersen LLP, independent public accountants

     24.1       Power of Attorney (included on Signature Page of this Registration Statement)

                                      E-1